Exhibit 21
LIST OF AFFILIATES OF
ACADIA REALTY TRUST

Last Revised 5/8/07
Acadia Realty Trust
Acadia Realty Limited Partnership

ACRS, Inc.

Acadia Bartow Avenue, LLC
Acadia Mad River Property LLC
Acadia Merrillville Realty, L.P.
Acadia Town Line, LLC
Blackman Fifty L.P.
Heathcote Associates, L.P.
Mark Plaza Fifty L.P.
Mark Twelve Associates, L.P.
Pacesetter/Ramapo Associates
RD Abington Associates Limited Partnership
RD Absecon Associates, L.P.
RD Bloomfield Associates Limited Partnership
RD Branch Associates L.P.
RD Columbia Associates, L.P.
RD Elmwood Associates, L.P.
RD Hobson Associates, L.P.
RD Methuen Associates Limited Partnership
RD Smithtown, LLC
RD Village Associates Limited Partnership
RD Whitegate Associates, L.P.
RD Woonsocket Associates Limited Partnership

Acadia 239 Greenwich Avenue, LLC
Acadia Heathcote, LLC
Acadia Merrillville Realty, Inc.
Acadia Pacesetter LLC
Acadia Property Holdings, LLC
Blackman Fifty Realty Corp.
Mark Plaza Fifty Realty Corp.
New Castle Fifty Realty Corp.

RD Absecon, Inc.

239 Greenwich Associates Limited Partnership
Crossroads II
Crossroads Joint Venture
Port Bay Associates, LLC

Acadia Realty Acquisition I, LLC
Acadia Strategic Opportunity Fund, LP

Acadia Amherst, LLC
Acadia Granville, LLC
Acadia Sheffield Crossing, LLC

Acadia Brandywine Condominium, LLC
Acadia Brandywine Subsidiary, LLC
Acadia Brandywine Town Center, LLC
Acadia Market Square, LLC

Acadia K-H, LLC
AmCap Acadia 8th Addition, LLC
AmCap Acadia 9th Addition, LLC
AmCap Acadia Agent, LLC
AmCap Acadia Atlanta LP
AmCap Acadia Batesville, LLC
AmCap Acadia Benton, LLC
AmCap Acadia Carthage LP
AmCap Acadia Cary, LLC
AmCap Acadia Cincinnati, LLC
AmCap Acadia Conroe LP
AmCap Acadia Great Bend, LLC
AmCap Acadia Hanrahan, LLC
AmCap Acadia Indianapolis, LLC
AmCap Acadia Irving LP
AmCap Acadia K-H Holding, LLC
AmCap Acadia K-H, LLC
AmCap Acadia Little Rock, LLC
AmCap Acadia Longview, LLC
AmCap Acadia Mustang, LLC
AmCap Acadia Pratt, LLC
AmCap Acadia Roanoke, LLC

AmCap Acadia Roswell, LLC
AmCap Acadia Ruidoso, LLC
AmCap Acadia San Ramon, LLC
AmCap Acadia Shreveport, LLC
AmCap Acadia Springerville, LLC
AmCap Acadia Tucson, LLC
AmCap Acadia Tulsa, LLC

Acadia Tarrytown, LLC
Acadia-Noddle Tarrytown Development Co., LLC

Acadia D.R. Management, Inc.
Acadia Hendon Hitchcock Plaza, LLC

Acadia Haygood, LLC
Acadia Sterling Heights, LLC

Acadia Realty Acquisition II, LLC
Acadia Strategic Opportunity Fund II, LLC

Acadia Crossroads, LLC
Crossroads Joint Venture, LLC
Crossroads II, LLC

Acadia New Loudon, LLC

Acadia Mervyn I, LLC
Acadia Mervyn II, LLC
Acadia Mervyn Investors I, LLC
Acadia Mervyn Investors II, LLC
Acadia Mervyn Promote Member I, LLC
Acadia Mervyn Promote Member II, LLC

Acadia-PA East Fordham Acquisitions, LLC
P/A-Acadia Pelham Manor, LLC
Acadia-P/A Holding Company, LLC

Acadia Crescent Plaza LLC

Acadia-P/A Canarsie, LLC

Acadia-P/A Sherman Avenue, LLC

Acadia Rockville, LLC

Acadia Berlin LLC

Acadia Boonton LLC

ABR Amboy Road LLC

APA 216st Street LLC

Acadia-P/A 161st Street LLC

Acadia-P/A Liberty LLC

Acadia Oakbrook LLC

Acadia Clark-Diversey LLC

Acadia Naamans Road LLC

Acadia Elmwood Park LLC

Acadia Chestnut LLC
Acadia Chestnut Hill LLC

Acadia-P/A GWB LLC
George Washington Bridge Bus Station Development Venture LLC

Acadia Shore Road LLC

Secor Pelham LLC

Acadia Albertsons Investors LLC

Acadia Shopko Investors LLC

Acadia Cub Foods Investors LLC

Acadia Walnut Hill LLC

Acadia Medford Crossings LLC

Acadia Marsh Investors LLC

Acadia 2914 Third Avenue LLC

Albee Development LLC
Acadia-P/A/T Albee LLC
Acadia-P/A Albee LLC
Albee Office Development LLC

Acadia Atlantic Avenue LLC

Acadia West Shore Expressway LLC

Acadia West 54th Street LLC

Fordham Place Office LLC

Acadia Strategic Opportunity Fund III LLC

Acadia Realty Acquisition III LLC

Acadia Investors III, Inc.

Acadia-P/A Holding Company II LLC

Acadia 3319 Atlantic Avenue LLC

Canarsie Plaza LLC